Exhibit 99.1

COMPANY CONTACT

Sean Mahoney

(240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK ANNOUNCES PRELIMINARY THIRD QUARTER RESULTS INCLUDING COMPARABLE REVPAR GROWTH OF 2.1%

Provides Update on Impact from Recent Natural Disasters

BETHESDA, MD, October 25, 2017 — DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced its preliminary third quarter 2017 operating results, including comparable RevPAR growth, Adjusted EBITDA and Adjusted FFO. The Company also provided an update on the impact from recent natural disasters on its portfolio.  The Company’s detailed third quarter results will be announced as previously scheduled on November 6, 2017.

Preliminary Third Quarter Results

The Company’s preliminary third quarter 2017 comparable RevPAR growth is 2.1%, driven by outperformance at the Company’s hotels in Chicago, Fort Worth and Salt Lake City. The Company’s comparable RevPAR excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort (“Frenchman’s Reef”) and the Inn at Key West, which will both be closed for the remainder of 2017.

The Company’s preliminary third quarter results are as follows:

Preliminary Comparable Operating Results (1)
RevPAR Growth	2.1%

Preliminary Actual Operating Results
RevPAR Growth (2)	2.9%
Revenues	$223.5M
Net Income	$21.0M - $21.8M
Adjusted EBITDA	$62.5M - $63.5M
Adjusted FFO	$49.5M - $50.3M
Adjusted FFO per share (based on 201.4 million shares)	$0.25 per share

(1)         Comparable operating results exclude Frenchman’s Reef and the Inn at Key West for all periods and include pre-acquisition operating results for L’Auberge de Sedona and Orchards Inn Sedona from July 1, 2016 to September 30, 2016. The pre-acquisition operating results were obtained from the seller of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company’s independent auditors.

(2)         Actual operating results include Frenchman’s Reef and the Inn at Key West for the period the hotels were open in 2017 (July 1, 2017 to September 5, 2017) and the full third quarter of 2016, as well as pre-acquisition operating results for L’Auberge de Sedona and Orchards Inn Sedona from July 1, 2016 to September 30, 2016.

The preliminary results are subject to adjustments that may result from the completion of the Company’s quarterly closing process. The Company intends to release final third quarter financial results after the market closes on November 6, 2017, and hold its earnings call on November 7, 2017.

Update on Impact from Natural Disasters

The Company is providing an update on the impact from recent natural disasters.  As previously disclosed, the Company is pursuing insurance claims for the remediation of property damage and business interruption income at each of the impacted hotels. The Company is insured for up to $361 million for each covered event, subject to certain deductibles and sub limits.

•                  Frenchman’s Reef: The hotel sustained significant damage from Hurricanes Irma and Maria.  The hotel closed on September 6th and is currently expected to remain closed through the end of 2018.

•                  The Inn at Key West: The hotel sustained substantial wind and water-related damage from Hurricane Irma. The hotel closed on September 6th to comply with a mandatory evacuation order and is currently expected to remain closed through the end of the first quarter of 2018.

•                  Sheraton Suites Key West: The hotel sustained minimal wind and water-related damage from Hurricane Irma. The hotel closed on September 6th to comply with a mandatory evacuation order and re-opened on September 16th.

•                  Westin Fort Lauderdale Beach Resort: The hotel experienced minimal water intrusion from Hurricane Irma. The hotel closed on September 7th to comply with a mandatory evacuation order and re-opened on September 12th.

•                  The Lodge at Sonoma Renaissance Resort & Spa: The hotel was impacted by smoke infiltration during the recent wildfires and was closed from October 10th through October 19th. The smoke infiltration has been remediated and the hotel re-opened on October 20th.

•                  Financial Impact: The recent natural disasters impacted the operating results of the following hotels: Frenchman’s Reef, Inn at Key West, Sheraton Suites Key West, Westin Fort Lauderdale Beach Resort, and The Lodge at Sonoma Renaissance Resort & Spa. The Company’s estimate of the financial impact of the natural disasters is summarized in the following table.  The following estimates exclude any proceeds from business interruption insurance, as the timing of recognition of such proceeds is uncertain.

	Adjusted EBITDA	Adjusted FFO
Third Quarter	$1.0M	$0.6M
Fourth Quarter	$5.0M	$4.1M
Full Year	$6.0M	$4.7M

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations.  The Company owns 28 premium quality hotels with over 9,600 rooms. The Company has strategically positioned its hotels to be operated both under leading global brands such as Hilton and Marriott as well as boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and the Inn at Key West and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP.  EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets.  The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding:  (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs).  With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control.  We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDA, FFO and Hotel EBITDA

We adjust EBITDA, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBIDTA when combined with GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor’s complete understanding of our consolidated and property-level operating performance.  Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•      Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.  We exclude these non-cash items because they do not reflect the actual rent amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•      Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of favorable and unfavorable contracts recorded in conjunction with certain acquisitions because the non-cash amortization is based on historical cost accounting and is of lesser significance in evaluating our actual performance for that period.

•      Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle.  We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•      Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•      Hotel Acquisition Costs:  We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•      Severance Costs:  We exclude corporate severance costs incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•      Hotel Manager Transition Costs:  We exclude the transition costs associated with a change in hotel manager because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•      Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels.  Such items may include, but are not limited to the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; bargain purchase gains incurred upon acquisition of a hotel; costs incurred related to natural disasters; and gains from insurance proceeds.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses are based on historical cost accounting and represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments.  We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliation of Non-GAAP Financial Measures

The following table is a reconciliation of GAAP net income to Adjusted EBITDA (unaudited, in millions):

	Three Months Ended September 30, 2017
	Low End	High End
Net income	$21.0	$21.8
Interest expense	9.7	9.7
Income tax expense	3.3	3.5
Real estate related depreciation and amortization	25.1	25.1
EBITDA	59.1	60.1
Non-cash ground rent	1.6	1.6
Non-cash amortization of favorable and unfavorable contract liabilities, net	(0.5)	(0.5)
Hotel acquisition costs	(0.2)	(0.2)
Natural disaster costs	1.5	1.5
Impairment losses	2.4	2.4
Hotel manager transition costs(1)	(1.4)	(1.4)
Adjusted EBITDA	$62.5	$63.5

The following table is a reconciliation of GAAP net income to Adjusted FFO (unaudited, in millions):

	Three Months Ended September 30, 2017
	Low End	High End
Net income	$21.0	$21.8
Real estate related depreciation and amortization	25.1	25.1
Impairment losses	2.4	2.4
FFO	48.5	49.3
Non-cash ground rent	1.6	1.6
Non-cash amortization of favorable and unfavorable contract liabilities, net	(0.5)	(0.5)
Hotel acquisition costs	(0.2)	(0.2)
Natural disaster costs	1.5	1.5
Hotel manager transition costs(1)	(1.4)	(1.4)
Adjusted FFO	$49.5	$50.3

(1)         Includes items related to the hotel manager change at the Courtyard Manhattan Midtown East during the third quarter, as follows: (a) employee severance costs of approximately $0.4 million, (b) transition costs of approximately $0.1 million and (c) a $1.9 million gain from the write-off of unamortized key money received from Marriott.